			Exhibit 99.4(a)

See Item 8.01 of the accompanying Current Report on Form 8-K for a detailed discussion of the facts surrounding, rationale for and other matters involving the following disclosure.

The following information replaces Schedule I (Condensed Parent Company Financial Statements) previously filed in the Annual Report on Form 10-K for the year ended December 31, 2005 of WPS Resources.

SCHEDULE I - CONDENSED
PARENT COMPANY FINANCIAL STATEMENTS
WPS RESOURCES CORPORATION (PARENT COMPANY ONLY)

A. STATEMENTS OF INCOME AND RETAINED EARNINGS

Year Ended December 31
(Millions)	2005	2004	2003

Income
Equity earnings in excess of dividends from subsidiaries	$82.2	$92.8	$51.8
Dividends from subsidiaries	92.3	81.0	72.0
Income from subsidiaries	174.5	173.8	123.8
Investment income and other	3.3	1.8	3.4

Total income	177.8	175.6	127.2

Operating expenses	10.6	12.3	7.6
Income before interest expense and income taxes	167.2	163.3	119.6
Interest expense	23.3	17.6	20.6
Income before taxes	143.9	145.7	99.0
Provision for income taxes	(6.0)	(7.4)	(8.5)
Income from continuing operations	149.9	153.1	107.5
Discontinued operations, net of tax	9.1	(13.4)	(16.0)
Net income before cumulative effect of change in accounting principles	159.0	139.7	91.5
Cumulative effect of change in accounting principles, net of tax	(1.6)	-	3.2
Net Income	$157.4	$139.7	$94.7

Retained earnings, beginning of year	497.0	438.8	415.9
Common stock dividends	(85.4)	(81.3)	(71.8)
Other	(0.3)	(0.2)	-
Retained earnings, end of year	$568.7	$497.0	$438.8

Average shares of common stock
Basic	38.3	37.4	33.0
Diluted	38.7	37.6	33.2

Earnings per common share (basic)
Income from continuing operations	$3.91	$4.09	$3.26
Discontinued operations, net of tax	$0.24	($0.35)	($0.49)
Cumulative effect of change in accounting principles, net of tax	($0.04)	-	$0.10
Earnings per common share (basic)	$4.11	$3.74	$2.87

Earnings per common share (diluted)
Income from continuing operations	$3.87	$4.07	$3.24
Discontinued operations, net of tax	$0.24	($0.35)	($0.49)
Cumulative effect of change in accounting principles, net of tax	($0.04)	-	$0.10
Earnings per common share (diluted)	$4.07	$3.72	$2.85

Dividends per common share	$2.24	$2.20	$2.16

The accompanying notes to WPS Resources Corporation's parent company financial statements are an integral part of these statements.

SCHEDULE I - CONDENSED
PARENT COMPANY FINANCIAL STATEMENTS
WPS RESOURCES CORPORATION (PARENT COMPANY ONLY)

B. BALANCE SHEETS

At December 31
(Millions)	2005	2004
Assets
Cash and cash equivalents	$0.1	$0.5
Accounts receivable - affiliates	10.6	7.7
Other receivables	1.3	2.2
Deferred income taxes	0.1	0.1
Notes receivable - affiliates	85.7	66.6
Current assets	97.8	77.1

Long-term notes receivable - affiliates	26.5	27.0

Investments in subsidiaries, at equity
Wisconsin Public Service Corporation	996.5	899.7
WPS Resources Capital Corporation	453.7	391.8
Upper Peninsula Power Company	66.7	64.0
Other	154.3	82.2
Total investments in subsidiaries, at equity	1,671.2	1,437.7

Property and equipment, net	1.0	0.3
Other investments	26.9	21.2
Advance to affiliate	16.1	18.6
Deferred income taxes	-	0.1

Total assets	$1,839.5	$1,582.0

Liabilities and Shareholders' Equity
Notes payable - affiliates	$-	$20.5
Commercial paper	179.8	188.8
Accounts payable - affiliates	3.7	4.1
Accounts payable	0.7	0.4
Current liabilities from risk management activities	1.4	-
Other current liabilities	7.0	6.3
Current liabilities	192.6	220.1

Long-term debt - affiliates	21.0	21.0
Long term debt	314.8	249.1
Deferred Income taxes	3.6	-
Long-term liabilities from risk management activities	3.3	-
Long-term liabilities	342.7	270.1

Commitments and contingencies

Common stock equity	1,304.2	1,091.8

Total liabilities and shareholders' equity	$1,839.5	$1,582.0

The accompanying notes to WPS Resources Corporation's parent company financial statements are an integral part of these statements.

SCHEDULE I - CONDENSED
PARENT COMPANY FINANCIAL STATEMENTS
WPS RESOURCES CORPORATION (PARENT COMPANY ONLY)

C. STATEMENTS OF CASH FLOWS

Year Ended December 31
(Millions)	2005	2004	2003

Operating Activities
Net income	$157.4	$139.7	$94.7

Discontinued operations, net of tax	(9.1)	13.4	16.0
(Deduct) equity earnings from subsidiaries in excess of dividends	(82.2)	(92.8)	(51.8)
Deferred income taxes	2.7	4.0	(0.2)
Cumulative effect of change in accounting principles, net of tax	1.6	-	(3.2)
Other	4.1	(14.8)	1.2

Changes in working capital
Receivables	0.9	0.3	(0.1)
Receivables - affiliates	(2.9)	(3.5)	(1.8)
Accounts payable	0.3	(0.6)	(0.3)
Accounts payable - affiliates	(0.4)	3.2	0.6
Other current liabilities	0.6	2.5	(0.8)
Net cash provided by operating activities	73.0	51.4	54.3

Investing Activities
Advance to affilates	(16.1)	5.7	(83.7)
Capital contributions - affiliates	(135.3)	(128.9)	(117.6)
Other	(4.4)	(1.1)	(1.1)
Net cash used for investing activities	(155.8)	(124.3)	(202.4)

Financing Activities
Commercial paper, net	(9.0)	160.8	28.0
Notes payable - affiliates, net	(20.5)	18.5	(13.6)
Issuance of long-term debt	65.6	-	-
Repayment of note to preferred stock trust	-	(51.5)	-
Purchase of deferred compensation stock	-	-	(1.0)
Issuance of common stock	127.3	26.3	197.7
Dividends paid on common stock	(85.4)	(81.3)	(71.8)
Other	4.4	0.1	0.2
Net cash provided by financing activities	82.4	72.9	139.5

Net change in cash and cash equivalents	(0.4)	-	(8.6)
Cash and cash equivalents at beginning of year	0.5	0.5	9.1
Cash and cash equivalents at end of year	$0.1	$0.5	$0.5

The accompanying notes to WPS Resources Corporation's parent company financial statements are an integral part of these statements.

SCHEDULE I - CONDENSED
PARENT COMPANY FINANCIAL STATEMENTS
WPS RESOURCES CORPORATION (PARENT COMPANY ONLY)

D. NOTES TO PARENT COMPANY FINANCIAL STATEMENTS

The following are supplemental notes to the WPS Resources Corporation (parent company only) financial statements and should be read in conjunction with our consolidated financial statements and the related notes.

SUPPLEMENTAL NOTES

NOTE 1	SHORT-TERM NOTES RECEIVABLE - AFFILIATES

	WPS Resources has short-term notes receivable from affiliates outstanding as of December 31, 2005 and 2004. Notes receivable bear interest rates that approximate current market rates.

	(Millions)	2005	2004
	Affiliate
	Upper Peninsula Power Company	$14.0	$11.6
	WPS Energy Services	71.7	55.0
	Total	$85.7	$66.6

NOTE 2	LONG-TERM NOTES RECEIVABLE - AFFILIATES

	WPS Resources has long-term notes receivable from affiliates outstanding as of December 31, 2005 and 2004.

	(Millions)		2005	2004
	Affiliate
	Wisconsin Public Service
	Series	Year Due
	8.76%	2015	$4.7	$5.0
	7.35%	2016	6.8	7.0

	Upper Peninsula Power Company
	Series	Year Due
	5.25%	2013	15.0	15.0
	Total		$26.5	$27.0

NOTE 3	SHORT-TERM DEBT AND LINES OF CREDIT

WPS Resources has short-term notes payable to WPS Energy Services at December 31, 2004 of $20.5 million. The note bears interest at a rate that approximates current market rates.

The information in the table below relates to short-term debt and lines of credit for the years:

(Millions, except for percentages)	2005	2004

As of end of year
Commercial paper outstanding	$179.8	$188.8
Average discount rate on outstanding commercial paper	4.48%	2.44%
Available (unused) lines of credit	$212.9	$141.7

The commercial paper had varying maturity dates ranging from January 5, 2006 through January 20, 2006.

NOTE 4	LONG-TERM DEBT

	WPS Resources has long-term unsecured notes payable at December 31, 2005 and 2004. Interest is paid semiannually.

	(Millions)		2005	2004
	Unsecured senior notes (Millions)
	Series	Year Due
	7.00%	2009	$150.0	$150.0
	5.375%	2012	100.0	100.0
	Unsecured term loan due 2010		65.6	-
	Total		315.6	250.0
	Unamortized discount on notes		(0.8)	(0.9)
	Total long-term debt		$314.8	$249.1

On June 17, 2005, $62.9 million of non-recourse debt at WPS Energy Services collateralized by nonregulated assets was restructured to a five-year WPS Resources obligation as a result of the sale of Sunbury’s allocated emission allowances. In addition, $2.7 million drawn on a line of credit at ESI was rolled into the five-year WPS Resources obligation. The floating interest rate on the total five-year WPS Resources’ obligation of $65.6 million has been fixed at 4.595% through two interest rate swaps.

WPS Resources has a long-term note payable to WPS Energy Services at December 31, 2005 and 2004 of $21.0 million. The notes bear interest at a rate that approximates current market rates and are due in 2021. We also have guaranteed other long-term debt and obligations of our subsidiaries arising in the normal course of business for both years as described in Note 5.

At December 31, 2005, WPS Resources (parent company) was in compliance with all covenants relating to outstanding debt. A schedule of all principal debt payment amounts for WPS Resources (parent company) is as follows:

Year ending December 31 (Millions)

2006	-
2007	-
2008	-
2009	150.0
2010	65.6
Later years	121.0
Total payments	$336.6

NOTE 5	GUARANTEES

As part of normal business, WPS Resources enters into various guarantees providing financial or performance assurance to third parties on behalf of certain subsidiaries. These guarantees are entered into primarily to support or enhance the creditworthiness otherwise attributed to a subsidiary on a stand-alone basis, thereby facilitating the extension of sufficient credit to accomplish the subsidiaries' intended commercial purposes.

Most of the guarantees issued by WPS Resources include inter-company guarantees between parents and their subsidiaries, which are eliminated in consolidation, and guarantees of the subsidiaries' own performance. As such, these guarantees are excluded from the recognition and measurement requirements of FASB Interpretation No. 45, "Guarantors' Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others."

At December 31, 2005, 2004, and 2003, outstanding guarantees totaled $1,292.2 million, $967.8 million, and $976.3 million, respectively, as follows:

WPS Resources' Outstanding Guarantees (Millions)	December 31, 2005	December 31, 2004	December 31, 2003

Guarantees of subsidiary debt	$ 27.2	$ 27.2	$ 39.7
Guarantees supporting commodity transactions of subsidiaries	1,154.7	863.9	874.4
Standby letters of credit	109.5	76.1	61.1
Surety bonds	0.8	0.6	1.1
Total guarantees	$1,292.2	$967.8	$976.3

WPS Resources' Outstanding Guarantees (Millions) Commitments Expiring	Total Amounts Committed At December 31, 2005	Less Than 1 Year	1 to 3 Years	4 to 5 Years	Over 5 Years

Guarantees of subsidiary debt	$ 27.2	$ -	$ -	$ -	$27.2
Guarantees supporting commodity transactions of subsidiaries	1,154.7	1063.0	33.1	15.0	43.6
Standby letters of credit	109.5	104.8	4.7	-	-
Surety bonds	0.8	0.8	-	-	-
Total guarantees	$1,292.2	$1,168.6	$37.8	15.0	$70.8

At December 31, 2005, WPS Resources had outstanding $27.2 million in corporate guarantees supporting indebtedness. Of that total, $27.0 million supports outstanding debt at one of ESI's subsidiaries. The underlying debt related to these guarantees is reflected on the Consolidated Balance Sheet of WPS Resources.

WPS Resources' Board of Directors has authorized management to issue corporate guarantees in the aggregate amount of up to $1.35 billion to support the business operations of ESI. WPS Resources primarily issues the guarantees to counterparties in the wholesale electric and natural gas marketplace to provide them assurance that ESI will perform on its obligations and permit ESI to operate within these markets. At December 31, 2005, WPS Resources provided parental guarantees in the amount of $1150.0 million, reflected in the above table, for ESI's indemnification obligations for business operations, including $8.1 million of guarantees that received specific authorization from WPS Resources' Board of Directors and are not included in the $1.35 billion general authorized amount. Of the parental guarantees provided by WPS Resources, the outstanding balance at December 31, 2005, which WPS Resources would be obligated to support, is approximately $299 million.

Another $4.7 million of corporate guarantees support energy and transmission supply at UPPCO and are not reflected on WPS Resources' consolidated balance sheet. In February 2005, WPS Resources' Board of Directors authorized management to issue corporate guarantees in the aggregate amount of up to $15.0 million to support the business operations of UPPCO. Corporate guarantees issued in the future under the Board authorized limit may or may not be reflected on WPS Resources' consolidated balance sheet, depending on the nature of the guarantee.

At WPS Resources' request, financial institutions have issued $109.5 million in standby letters of credit for the benefit of third parties that have extended credit to certain subsidiaries. If a subsidiary does not pay amounts when due under a covered contract, the counterparty may present its claim for payment to the financial institution, which will request payment from WPS Resources. Any amounts owed by our subsidiaries are reflected in the Consolidated Balance Sheet of WPS Resources.

At December 31, 2005, WPS Resources furnished $0.8 million of surety bonds for various reasons including worker compensation coverage and obtaining various licenses, permits, and rights-of-way. Liabilities incurred as a result of activities covered by surety bonds are included in the Consolidated Balance Sheet of WPS Resources.

NOTE 6 FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of WPS Resources’ financial instruments as of December 31 were:

(Millions)	2005		2004
	Carrying Amount	Fair Value	Carrying Amount	Fair Value

Long-term debt	$335.8	$345.6	$270.1	$293.6
Commercial paper	179.8	179.8	188.8	188.8
Risk management activities - net	4.7	4.7	-	-
Cash and cash equivalents	0.1	0.1	0.5	0.5

SCHEDULE II
WPS RESOURCES CORPORATION
VALUATION AND QUALIFYING ACCOUNTS

Allowance for Doubtful Accounts
Years Ended December 31, 2005, 2004, and 2003
(in Millions)

	Balance at	Additions
	Beginning of	Charged to		Balance at
Fiscal Year	Year	Expense	Reductions *	End of Year

2003	$7.0	$7.0	$7.4	$6.6

2004	$6.6	$7.1	$5.7	$8.0

2005	$8.0	$9.6	$4.9	$12.7

* Represents amounts written off to the reserve, net of recoveries.